EXHIBIT 23(A)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 1995, included in the Southern Indiana Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994, and our report dated January 23, 1995, included in Southern Indiana Gas and Electric Company's Current Report on Form 8-K dated February 13, 1995, and to all references to our Firm included under the heading "Experts".



                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
July 12, 1995


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